Exhibit 4.19

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 26, 2025 between Globus Maritime Limited, a Marshall Islands corporation (the “Company”), and Goldenmare Limited, a Marshall Islands corporation (the “Shareholder”).

WHEREAS, the Shareholder is a consultant to the Company and has been awarded a number of shares of Common Stock due to its performance; and

WHEREAS, the Company and the Shareholder desire to enter into this Agreement, pursuant to which the Company shall grant Shareholder certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.       Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Class B Shares” means shares of the Class B common shares, par value $0.001 per share, of the Company.

“Common Stock” means shares of common stock, par value $0.004 per share, of the Company, including common stock issuable upon conversion of Class B Shares and any other shares issued or issuable in exchange for or with respect to the common stock, par value $0.004 per share, of the Company by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, exchange, merger, consolidation or other reorganization.

“Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed, for purposes of this Agreement, to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

“Demand Registration” has the meaning set forth in Section 2(a) hereof.

“Dissolution” has the meaning set forth in Section 7 hereof.

“Effectiveness Period” has the meaning set forth in Section 2(g) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Firment Registration Rights Agreement” means that certain registration rights agreement dated November 23, 2016 between the Company and Firment Trading Limited, a Marshall Islands corporation, as it may be amended and/or supplemented from time to time.

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“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Holder” means any Person that owns Registrable Shares, including the Shareholder, its Affiliates and such successors and permitted assigns as acquire Registrable Shares, directly or indirectly, from such Person. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Shares as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

“Initiating Holders” has the meaning set forth in Section 2(a) hereof.

“Losses” has the meaning set forth in Section 8(a) hereof.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated or unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 4(a) hereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Shares” means shares of Common Stock held by the Shareholder or any Affiliate of the Shareholder, shares of Common Stock receivable upon the conversion of Class B Shares held by the Shareholder or any Affiliate of the Shareholder or any shares of any successor or acquiror of the Company issued in exchange or substitution for any of the foregoing in connection with any acquisition, merger, combination or similar transaction involving the Company or any successor of the Company; provided, however, that Registrable Shares shall not include any securities sold by a Person to the public either pursuant to a Registration Statement or Rule 144 or any securities that may be sold pursuant to Rule 144 without restriction or limitation on volume or manner of sale.

“Registration Expenses” has the meaning set forth in Section 6(a) hereof.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration” has the meaning set forth in Section 3(a) hereof.

“Suspension Notice” has the meaning set forth in Section 5(f) hereof.

“Underwritten Offering” means a registration in which securities of the Company are sold to underwriters for reoffering to the public.

“Withdrawn Demand Registration” has the meaning set forth in Section 2(g) hereof.

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2.       Demand Registration.

(a)       Right to Request Registration. Subject to Section 2(d) hereof, any Holder or Holders (“Initiating Holders”) shall have the right to require the Company to register under the Securities Act (“Demand Registration”) all or part of the Registrable Shares; provided, however, that each Demand Registration be for Registrable Shares.

Within ten days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other Holders of Registrable Shares and shall, subject to the provisions of Section 2(d) hereof, include in such registration all such Registrable Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b)       Number of Demand Registrations. Subject to the provisions of Section 2(a), the Initiating Holders of Registrable Shares shall collectively be entitled to request an aggregate of two Demand Registrations in any one 12-month period and a maximum of three Demand Registrations in total. A registration shall not count as one of the permitted Demand Registrations (i) until it has become effective, (ii) if the Initiating Holders requesting such registration are not able to have registered and sold at least 50% of the Registrable Shares requested by such Initiating Holders to be included in such registration or (iii) in the case of a Demand Registration that would be the last permitted Demand Registration requested hereunder, if the Initiating Holders requesting such registration are not able to have registered and sold all of the Registrable Shares requested to be included by such Initiating Holders in such registration.

(c)       Allocation of Securities Included in Registration Statement. If any requested registration made pursuant to Section 2(a) involves an Underwritten Offering and the managing underwriters of the requested Demand Registration advise the Company in writing that in their opinion the number of Registrable Shares proposed to be included in any such registration exceeds the number of securities which can be sold in such offering without having an adverse effect on such offering, including the price at which such Registrable Shares can be sold, the Company shall include in such registration only the number of Registrable Shares which in the reasonable opinion of such managing underwriters can be sold without having the adverse effect referred to above. If the number of shares which can be sold without having the adverse effect referred to above is less than the number of Registrable Shares proposed to be registered, the amount of Registrable Shares to be so sold shall be allocated pro rata among the Holders of Registrable Shares desiring to participate in such registration on the basis of the amount of such Registrable Shares initially proposed to be registered by such Holders. If the number of shares which can be sold exceeds the number of Registrable Shares proposed to be sold, such excess shall be allocated pro rata among the other holders of securities, if any, desiring to participate in such registration based on the amount of such securities initially requested to be registered by such holders or as such holders may otherwise agree.

(d)        Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within 90 days after the termination of an offering under a previous Demand Registration or within 90 days after the effectiveness of a previous registration under which the Initiating Holder had piggyback rights pursuant to Section 4 hereof where the Initiating Holder was permitted to register and sell 50% or more of the Registrable Shares requested to be included therein. The Company may postpone for up to 90 days the filing or the effectiveness of a Registration Statement for a Demand Registration if (i) the Company’s board of directors reasonably determines that a Demand Registration would reasonably be expected to materially and adversely affect an offering of securities of the Company, the preparation of which had then been commenced, (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company’s board of directors reasonably believes would not be in the best interests of the Company, (iii) the Company, in its good faith judgment, determines that any registration of Registrable Shares should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transactions or events involving the Company or any of its subsidiaries or (iv) such Demand Registration would render the Company unable to comply with the requirements of applicable securities laws; provided, however, that in the event described above, the Initiating Holders requesting such Demand Registration shall be entitled to withdraw such request prior to its effective date and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Initiating Holders requesting such Demand Registration of (i) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(d), (ii) the Company’s decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (iii) the effectiveness of such Registration Statement. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(d) only once during any 12 month period.

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(e)       Withdrawal by Holders. Any Holder requesting a Demand Registration will be permitted to withdraw in good faith all or part of the Registrable Shares from such Demand Registration at any time prior to the date the Commission declares effective the Registration Statement relating to such Demand Registration, in which event the Company will promptly amend or, if applicable, terminate or withdraw the related Registration Statement; provided, however, that if the Holder requesting a Demand Registration pursuant to this Section 2(e) withdraws from such registration, such registration shall count as a Demand Registration unless such Holder pays all of the out-of-pocket expenses of the Company in connection with such registration.

(f) Selection of Underwriters. If any of the Registrable Shares covered by a Demand Registration are to be sold in an Underwritten Offering, the Initiating Holders shall have the right, but not the obligation, to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

(g)        Effective Period of Demand Registrations. The Company will use its reasonable best efforts to comply with all necessary provisions of the federal securities laws in order to keep each Registration Statement relating to a Demand Registration effective for a period of (i) in the case of an Underwritten Offering, 90 days from its effectiveness date, or (ii) in any other case, the lesser of 90 days or such shorter period as will terminate when all Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement (the “Effectiveness Period”). If the Company shall withdraw any Demand Registration pursuant to Section 2(d) (a “Withdrawn Demand Registration”), the Initiating Holders of the Registrable Shares remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration which (subject to the provisions of this Section 2) the Company shall use its reasonable best efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) in the case of an Underwritten Offering, 90 days from its effectiveness date, or (ii) in any other case, the lesser of 90 days or such shorter period as will terminate when all Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement.

3.        Shelf Registration.

(a)       At such time as the Company is able to use Form F-3 or Form S-3 under the Securities Act (or any successor or similar form) for sales of Registrable Shares by a Holder, at the request of one or more Holders, the Company shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of any number of Registrable Shares for which it receives requests in accordance with Section 2(a) (the “Shelf Registration”). The Company shall use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable and maintain the effectiveness of such Registration Statement (subject to the terms and conditions herein) for a period ending on the earlier of (i) the date on which all Registrable Shares covered by such Registration Statement have been sold, and the distribution contemplated thereby has been completed, (ii) the date on which all Registrable Shares covered by such Registration Statement have become freely saleable pursuant to Rule 144 without restriction or limitation on volume or manner of sale. If the Company is no longer eligible to continue to use Form F-3 or Form S-3 under the Securities Act (or any successor or similar form), then the Company shall be required to maintain the effectiveness of such Registration Statement (subject to the terms and conditions herein) for no longer than one year after the Company loses such eligibility.

(b)        The Registration Statement pursuant to this Section 3 shall, to the extent possible under applicable law, be effected to permit sales on a continuous basis pursuant to Rule 415 under the Securities Act. Any sale pursuant to the Shelf Registration pursuant to this Section 3 may or may not be underwritten; provided, however, that (i) Holders may request any underwritten takedown only to be effected as a Demand Registration (in which event, unless such Demand Registration would not require representatives of the Company to meet with prospective purchasers of the Company’s securities, a Demand Registration must be available thereunder and the number of Demand Registrations available shall be reduced by one subject to Section 2(b)) or (ii) Holders may request an unlimited number of underwritten takedowns to be effected in accordance with the terms of Section 4.

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(c)        In the event of a request for a Shelf Registration pursuant to Section 3(a), the Company shall give written notice of the proposed filing of the Registration Statement in connection therewith to all Holders of Registrable Shares offering to each such Holder the opportunity to have any or all of the Registrable Shares held by such Holder included in such registration statement. Each Holder of Registrable Shares desiring to have its Registrable Shares registered under this Section 3(c) shall so advise the Company in writing within 15 days after the date of such notice from the Company (which request shall set forth the amount of Registrable Shares for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Shares so requested to be included therein.

(d)        The number, percentage, fraction or kind of shares referred to in this Section 3 shall be appropriately adjusted for any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of the shares of Common Stock or Class B Shares.

(e)        The Company, and any other holder of the Company’s securities who has registration rights, may include its securities in any Shelf Registration effected pursuant to this Section 3.

4.        Piggyback Registration.

(a)       Right to Piggyback. If at any time the Company proposes to register any of its common equity securities under the Securities Act (other than a registration statement on Form S-8 or on Form F-4 or any similar successor forms thereto or a registration statement covering an offering of convertible securities), whether for its own account or for the account of one or more shareholders of the Company, and the registration form to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give prompt written notice to each Holder of Registrable Shares of its intention to effect such a registration and, subject to Sections 4(b) and 4(c), shall include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the effectiveness of the Company’s notice, provided, however, that the Company shall not be required to register any Registrable Shares pursuant to this Section 4(a) that are eligible for sale pursuant to Rule 144 without restriction or limitation on volume or manner of sale. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b)       Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the securities to be included therein pursuant to the Firment Registration Rights Agreement, (iii) third, the Registrable Shares requested to be included therein by the Holders, pro rata among the Holders of such Registrable Shares on the basis of the number of shares requested to be registered by such Holders, and (iv) fourth, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

(c)       Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities other than Registrable Shares, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders, and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

(d)       Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering, the Company shall have the right, but not the obligation, to select the managing underwriter or underwriters to administer any such offering. If the Piggyback Registration is an underwritten secondary offering, the holders of a majority (in value) of the securities to be included in such offering shall have the right, but not the obligation, to select the managing underwriter or underwriters to administer any such offering subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed, provided that, if holders of a majority (in value) do not select such managing underwriter or underwriters within 15 days after the effectiveness of the Company’s notice contemplated by Section 4(a), the Company shall have the right, but not the obligation, to select such managing underwriter or underwriters.

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5.        Registration Procedures.

(a)       Whenever the Holders request that any Registrable Shares be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall:

(i)       prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Shares covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(ii)        prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 90 days, in the case of a Demand Registration or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)        furnish to each seller of Registrable Shares such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller;

(iv)        use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 5(a)(iv), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

(v)        promptly notify each seller of such Registrable Shares, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi)        in the case of an Underwritten Offering, enter into such customary agreements (including underwriting agreements in customary form with customary indemnification provisions reasonably acceptable to the Company) and take all such other actions as the Holders of a majority of the Registrable Shares being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Shares and cause to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters and the sellers;

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(vii)        make available for reasonable inspection during normal business hours by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, subject to any confidentiality and other restrictions which the Company reasonably deems necessary;

(viii)        use its reasonable best efforts to cause all such Registrable Shares to be listed on the principal securities exchange on which securities of the same class issued by the Company are then listed;

(ix)        if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Shares sold to the underwriters pursuant thereto), letters from the Company’s independent certified public accountants addressed to each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(x)        make generally available to its shareholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act; and

(xi)        promptly notify each seller of Registrable Shares and the underwriter or underwriters, if any:

(A) when the Registration Statement, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(B) of any written comments of the SEC or of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

(C) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or “blue sky” laws of any jurisdiction.

(b)       The Company shall use its reasonable best efforts to ensure that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except, with respect to any Holder, for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use therein).

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(c)        The Company shall make available to each Holder whose Registrable Shares are included in a Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder. The Company will promptly notify each Holder of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

(d)       At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as any Holders may reasonably request, to the extent required to enable such Holders to be eligible to sell Registrable Shares pursuant to Rule 144 (or any similar rule then in effect).

(e)        The Company may require each seller of Registrable Shares as to which any registration is being effected to furnish in writing to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing, including, but not limited to, a shareholder questionnaire that may include a certified statement as to the number of shares of Common Stock beneficially owned by each Holder and the natural persons thereof that have voting and dispositive control over the Registrable Shares.

(f)       Each seller of Registrable Shares agrees by having its shares treated as Registrable Shares hereunder that, upon notice that the Prospectus included in such Registration Statement (or any document incorporated therein) contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading or that such Prospectus or Registration Statement (or any document incorporated therein) must be amended or supplemented for any other reason (a “Suspension Notice”), such seller will forthwith immediately discontinue disposition of Registrable Shares for a reasonable length of time not to exceed 60 days until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 5(a)(v) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such seller’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Shares by the Holders shall not exceed 90 days in the aggregate in any one year. If the Company shall give any notice to suspend the disposition of Registrable Shares pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 5(a)(v). In any event, the Company shall not be entitled to deliver more than three Suspension Notices in any one year.

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6.        Registration Expenses.

(a)       All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Shares, any taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares, or fees and expenses of more than one counsel representing the Holders of Registrable Shares), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance which the Company may elect to obtain and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b)        In connection with each registration initiated hereunder (whether a Demand Registration or a Piggyback Registration), the Company shall reimburse the Holders covered by such registration or sale for the reasonable fees and reasonable disbursements of one law firm, plus local counsel as necessary, chosen by the Holders of a majority of the Registrable Shares included in such registration or sale.

(c)        The obligation of the Company to bear the expenses described in Section 6(a) and to reimburse the Holders for the expenses described in Section 6(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any supplements or amendments to a Registration Statement or Prospectus resulting from a misstatement furnished to the Company by a Holder shall be borne by such Holder. If any Registration Statement for a Demand Registration is withdrawn solely at the request of a Holder of Registrable Shares (unless withdrawn following postponement of filing by the Company in accordance with Sections 2(d)(i) or (ii)) and such request is the second or subsequent such withdrawal request by any Holder complied with by the Company, then at the election of the requesting Holder, either such Holder shall bear the Registration Expenses for such Registration Statement, or the number of Demand Registrations available to such Holder shall be reduced by one.

7.        Distribution of Rights upon Dissolution of the Shareholder.

If at any time after the execution date of this Agreement, a Shareholder ceases to exist for any reason as a legal entity (a “Dissolution”) and prior to such Dissolution the Shareholder distributed its shares in the Company to its equityholders, or if the Shareholder has otherwise distributed such shares to its equityholders, then such equityholders shall have the same rights and obligations under this Agreement as granted to the Shareholder as if such Dissolution had not occurred.

8.        Indemnification.

(a)       The Company shall indemnify, to the fullest extent permitted by law, each Holder, each underwriter for such Holder, their respective officers, directors and Affiliates and each Person who controls such Holder or underwriter (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (collectively, “Losses”), arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered).

(b)       In connection with any Registration Statement in which a Holder of Registrable Shares is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all Losses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Shares pursuant to such Registration Statement.

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(c)        Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 8 and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d)        The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e)        If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any Losses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

9.        Participation in Underwritten Offerings.

No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

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10.        Rule 144.

The Company covenants that it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144 under the Securities Act, to the extent required to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

11.        Miscellaneous.

(a)       Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter),

if to the Company:	Globus Maritime Limited c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue, 3rd Floor 166 74 Glyfada Athens, Greece Attention: Chief Executive Officer Fax: +30 2210 960 8300
with copies (which shall not constitute notice) to:	Watson Farley & Williams LLP 120 West 45th Street, 20th floor New York, New York 10019 Attention: Steven Hollander Fax: +1 212 922 1512
if to the Shareholder:	Goldenmare Limited c/o Globus Shipmanagement Corp. 128 Vouliagmenis Avenue, 3rd Floor 166 74 Glyfada Athens, Greece Attention: Athanasios Feidakis Fax: +30 2210 960 8300

If to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally or upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of incoming mail, addressed and postage prepaid as aforesaid.

(b)       No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)       Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, it being understood that subsequent Holders of the Registrable Shares are intended third party beneficiaries of this Agreement. Any purported assignment of rights under this Agreement to a Person other than the Shareholder, a successor of the Shareholder or Affiliate of the Shareholder shall be void unless made in a duly executed writing signed by the assignor.

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(d)       Other Registration Rights. The Company shall not grant to any Person the right, to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Holders herein or except as permitted by the Shareholder. In the event the Company grants rights which are more favorable without consent of the Shareholder, the Company will make such provisions available to the Holders and will enter into any amendments necessary to confer such rights on the Holders.

(e)       Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(f)       Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no basis for federal jurisdiction exists, in which event each party hereto irrevocably consents to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, New York County, and the courts hearing appeals therefrom, for any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (but if the Supreme Court of the State of New York, New York County, and the courts hearing appeals therefrom, do not accept this jurisdiction, then each party hereto agrees that any suit relating to this Agreement may be brought in any court). Each of the parties hereto irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action, suit or proceeding, any claim that such party is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 11(f), that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the action, suit or proceeding in any such court is brought in an inconvenient forum, that the venue of such action, suit or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties hereto expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the State of New York and of the United States of America; provided, that consent by the parties hereto to jurisdiction and service contained in this Section 11(f) is solely for the purpose referred to in this Section 11(f) and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose.

(g)       Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

(h)       Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, and may be signed electronically or by PDF, with the same effect as if all signatory parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

(i)       Captions. The headings and other captions in this Agreement are for convenience and reference only; they are not part of this Agreement and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j)       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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(k)       Amendments; Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of the Holders of a majority of the Registrable Shares; provided, however, that without a Holder’s written consent no such amendment, modification, supplement or waiver shall affect adversely such Holder’s rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder (other than as reflected by the different number of shares held by such Holder); and provided, further, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company’s obligations hereunder.

(l)       Aggregation of Shares. All Registrable Shares held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(m)       Specific Performance. In the event of a breach by a party hereto of its obligations under this Agreement, each other party hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, may be entitled to specific performance of its rights under this Agreement. Each party hereto agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

(n)       Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

GLOBUS MARITIME LIMITED

By: /s/ Olga Lambrianidou________________

Name: Olga Lambrianidou

Title: Corporate Secretary

GOLDENMARE LIMITED

By: /s/ Savvas Polydorou __________________

Name: Savvas Polydorou

Title: President/Director